                                                                  EXHIBIT 10.36


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.





                                    WARRANT

                          To Purchase Common Stock of


                      SPECIALTY EQUIPMENT COMPANIES, INC.



                         Issuance Date:  March 31, 1992

                       Reregistered on December 27, 1996

           Issued to:  MALCOLM I. GLAZER, FAMILY LIMITED PARTNERSHIP



                    No. of Shares of Common Stock:  866,852

                               TABLE OF CONTENTS

                                                                                                                         Page
                                                                                                                         ----
1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2.       EXERCISE OF WARRANT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         2.1     Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
         2.2     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         2.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         2.4     Continued Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

3.       TRANSFER, DIVISION AND COMBINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         3.1     Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         3.2     Division and Combination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         3.3     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         3.4     Maintenance of Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

4.       ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         4.1     Stock Dividends, Subdivisions and Combinations . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         4.2     Certain Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         4.3     Issuance of Additional Shares of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
         4.4     Issuance of Warrants or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         4.5     Issuance of Convertible Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         4.6     Superseding Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         4.7     Other Provisions Applicable to Adjustments under this Section  . . . . . . . . . . . . . . . . . . . .    14
         4.8     Reorganization, Reclassification, Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         4.9     Other Action Affecting Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

5.       NOTICES TO WARRANT HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         5.1     Notice of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         5.2     Notice of Certain Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

6.       NO IMPAIRMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

7.       RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY . .    20

8.       RESTRICTIONS ON TRANSFERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.1     Restrictive Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         8.2     Notice of Proposed Transfers; Requests for Registration  . . . . . . . . . . . . . . . . . . . . . . .    21
         8.3     Required Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         8.4     Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         8.5     Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
         8.6     Expenses; Limitations on Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         8.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
         8.8     Termination of Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
         8.9     Listing on Securities Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         8.10    Certain Limitations on Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

                                                                                                                         Page
                                                                                                                         ----
         8.11    Selection of Managing Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

9.       SUPPLYING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30

10.      LOSS OR MUTILATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

11.      WARRANT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

12.      OFFICE OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

13.      FINANCIAL AND BUSINESS INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         13.1    Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         13.2    Annual Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         13.3    Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33

14.      APPRAISAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

15.      LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

16.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         16.1    Nonwaiver and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         16.2    Notice Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         16.3    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
         16.4    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         16.5    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         16.6    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         16.7    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         16.8    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         16.9    Governing Law; Waiver of Jury Trial; Venue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37

                 THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR STATE LAW, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock:  866,852      Malcolm I. Glazer,
                                             Family Limited
                                             Partnership


                                    WARRANT

                          To Purchase Common Stock of

                      SPECIALTY EQUIPMENT COMPANIES, INC.

                 THIS IS TO CERTIFY THAT Malcolm I. Glazer Family Limited Partnership or registered assigns, is entitled, at any time, or from time to time, prior to the Expiration Date (as hereinafter defined), to purchase from Specialty Equipment Companies, Inc. (the "Company"), up to 866,852 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at an aggregate purchase price of $2,000,000.00, all on the terms and conditions and pursuant to the provisions hereinafter set forth.


1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                 "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the date hereof, other than Warrant Stock.

                 "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest, or (ii) any lack of liquidity of the Common Stock or to the fact that the Company may have no class of equity registered under the Exchange
Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the shares fully diluted pro rata portion of the value of the Company as a whole, as determined by an investment banking firm selected in accordance with the terms of Section 14 on the basis of a sale between a willing seller and buyer, neither acting under any compulsion, divided by the number of Fully Diluted Outstanding shares of Common Stock.

                 "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company (assuming payment of the exercise price of all outstanding options, warrants and convertible securities) applicable to Common Stock as of the last day of the month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP by a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Majority Holders.

                 "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Illinois.

                 "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                 "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.8.

                 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event.

                 "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the highest of (a) the Book Value per share of Common Stock at such date, and (b) the Appraised Value per share of Common Stock as at such date, or if there shall then be a public market for the Common Stock, the highest of (x) the Book Value per share of Common Stock at such date, and (y) the average of the daily market prices for thirty (30) consecutive Business Days commencing forty-five (45) days before such date.
The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, or (ii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or by the National Quotation Bureau, Inc. if not reported on NASDAQ, or if neither of the foregoing at the time is reporting such prices, as furnished by any similar firm then engaged in such business, or if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by the Company.

                 "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, $2,000,000 (or the amount to which such exercise price may be adjusted) divided by 866,852 shares (as such amount may be adjusted).

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                 "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                 "Expiration Date" shall mean July 31, 1999.

                 "Externally Raised Funds" shall mean funds raised or received by the Company after the date hereof from either (i) any sale by the Company or any Subsidiary, agent or underwriter for the Company of debt or equity securities, other than the delivery of Common Stock pursuant to this Warrant, or the Management Options, or (ii) any loan or other extension of credit to the Company by any person other than GE Capital and other than ordinary trade credit or credit obtained by the Company in the ordinary course of the Company's business.

                 "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date and all shares of Common Stock issuable in respect of this Warrant, the Management Options, and any other outstanding options, warrants or other rights to purchase or receive Common Stock.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                 "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.

                 "Holder" shall mean the Person or Persons in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

                 "Loan Agreement" shall mean that certain loan agreement dated as of March 31, 1992 among the Company, GE Capital, as Agent, and the Lenders named therein.

                 "Majority Holders" shall mean the holders of Warrants exercisable for in excess of fifty percent (50%) of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

                 "Management Options" shall mean any options to acquire shares of Common Stock pursuant to the Management Equity Incentive Plan.

                 "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                 "Other Property" shall have the meaning set forth in Section
4.8.

                 "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                 "Permitted Issuances" shall mean the issuance of the Management Options or the issuance of shares of Common Stock upon exercise of
(i) this Warrant or (ii) the Management Options.

                 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                 "Plan of Reorganization" shall mean the plan of reorganization of the Company and its affiliates under Chapter 11 of the Bankruptcy Code dated March 31, 1992 as confirmed by order of Bankruptcy Judge Richard DeGunther dated March 31, 1992.

                 "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 8.1(a).

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Subsidiary" shall mean, with respect to any Person, any corporation of which outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

                 "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale or gift thereof within the meaning of the Securities Act.

                 "Transfer Notice" shall have the meaning set forth in Section 8.2.

                 "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                 "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                 "Warrant Stock" shall mean the shares of Common Stock purchased by the holders of the Warrants upon the exercise thereof.

2.       EXERCISE OF WARRANT

         2.1     Manner of Exercise.  From and after the date hereof and until
5.00 p.m., central daylight time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

                 In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 1245 Corporate Blvd., Suite 401, Aurora, Illinois 60504 or at the office or agency designated by the Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner specified below, and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver/or cause to be delivered to Holder a certificate or certificates countersigned and registered by the Company's transfer agent or registrar, if any there be, representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 8, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the payment as set forth below, and this Warrant are received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid or agreed to be paid when finally determined. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrants and shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                 Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check, by General Electric Capital Corporation check or draft, by cancellation of indebtedness, if any, owed by the Company to such Holder or by any combination thereof.

         2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and, to the extent permitted by law, free of liens and any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Warrant in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         2.3 Fractional Shares. The Company may but shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, but for the Company's election not to issue a fractional share, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise. If the determination of Current Market Price for purposes of this Section 2.3 shall require an appraisal to be made by an investment banking firm, Current Market Price for such purposes shall mean Book Value per share of Common Stock on the date of exercise unless a determination of Appraised Value had been made within six months prior to such date, in which case, the higher of Book Value or Appraised Value shall be used to make such determination.

         2.4 Continued Validity. A holder of shares of Restricted Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under Sections 8, 9, 13, and 16 of this Warrant. The Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights and subject to any burdens; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.       TRANSFER, DIVISION AND COMBINATION

         3.1 Transfer. Subject to compliance with Section 8 transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section
2.1 or the office or agency designated by the Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and delivery of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued. If requested by the Company, a new Holder shall acknowledge in writing, in form reasonably satisfactory to the Company, such Holder's continuing obligation under Section 8 of this Warrant.

         3.2 Division and Combination. Subject to Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
3.1 and with Section 8, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

         3.3 Expenses. The Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with preparation, issuance and delivery of the new warrant or Warrants under this Section 3.

         3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration, and the registration of transfer, of the Warrants.

4.       ADJUSTMENTS

                 The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

                 4.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                 (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

                 (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                 (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

         4.2 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                 (a) cash (other than a cash distribution or dividend which is permitted under the Loan Agreement and which is payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company);

                 (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock); or

                 (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock);

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record, and (B) the denominator of which shall be (x) such Current Market Price per share of Common Stock, minus (y) the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

         4.3 Issuance of Additional Shares of Common Stock. (a) If at any time the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, then: (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (W) the numerator of which is the number of shares of Common Stock Outstanding immediately after the issuance or sale of such Additional Shares of Common Stock, and (X) the denominator of which is the number of shares of Common Stock Outstanding immediately prior to such issuance or sale; and (ii) if such Additional Shares of Common Stock are issued or sold for consideration in an amount per Additional Share of Common Stock less than the greater of the Current Warrant Price or the Current Market Price, then the Current Warrant Price shall be reduced to the lower of (I) a price determined by dividing (A) an amount equal to the sum of (Y) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the then existing Current Warrant Price, plus (Z) the consideration, if any, received by the Company upon such issuance or sale, by
(B) the total number of shares of Common Stock Outstanding immediately after such issuance or sale and (II) a price determined by multiplying the Current Warrant Price by a fraction, the numerator of which is (A) the sum of (1) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock Outstanding immediately after such issue or sale, and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to such issue or sale.

         (b) The provisions of paragraph (a) of Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable or the Current Warrant Price shall be made under paragraph (a) of Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.

         4.4 Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted as provided in Section 4.3 (and if the Warrant consideration as provided in Section 4.7 per Common Stock share receivable upon exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than either the Current Warrant Price or the Current Market Price in effect immediately prior to the time of such issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 4.3) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding, (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities, provided that, where no such adjustment has been made at the time of issuance, an adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such warrants or other rights if such an adjustment is required by Section 4.3.

         4.5 Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities other than Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted as provided for in Section 4.3 (and if the Convertible Securities consideration (as provided in Section 4.7) or a common share equivalent basis shall be less than the Current Warrant Price or Current Market Price in effect immediately prior to the time of such issue or sale, then the Current Warrant Price shall be adjusted as provided in
Section 4.3) on the basis that (i) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding,
(ii) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of shares for which this Warrant is exercisable or the Current Warrant Price shall be made by reason of such issue or sale.

         4.6 Superseding Adjustment. If, at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall have been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities,

                 (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                 (b) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on then outstanding Warrants pro rata as though all warrants were outstanding and unexercised, but not on any then outstanding Warrant Stock, on the basis of

                 (c) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                 (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities.

         4.7 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 4:

                 (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company or, if so requested by at least fifty percent (50%) of the Holders, by a nationally recognized independent financial expert selected by the Holders provided, however, that issuance in consideration for employees remaining in service with the Company shall be deemed issuance for no consideration. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company or, if so requested by at least fifty percent (50%) of the Holders, by a nationally recognized independent financial expert selected by the Holders provided, however, that issuance in consideration for employees remaining in service with the Company shall be deemed issuance for no consideration, of such portion of the assets and business of the nonsurviving corporation as the Board or such financial expert in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration, if any, received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange contained in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than .1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

                 (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (e) Deferral of Issuance of Warrant Stock. If after any cash or property of any type or kind, including evidences of indebtedness, becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, Holder exercises this Warrant, then the Company may elect to defer the issuance of Additional Shares of Common Stock to Holder resulting from the occurrence of such event until such event actually takes place; provided that the Company shall deliver to Holder a due bill or other appropriate instrument evidencing Holder's right to receive such Additional Shares upon the occurrence of any such event. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such due bill shall be deemed cancelled and such right to receive such Additional Shares shall terminate.

                 (f) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
         Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Majority Holders.

                 (g) Treasury Stock. The sale or other disposition of any issued shares of Common Stock owned or held by or for the account of the Company or any of its Subsidiaries shall be deemed an issuance thereof for the purposes of this Section.

         4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Holder's Warrant, the number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of the Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8 "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or rights on liquidation over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         4.9 Other Action Affecting Common Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock, other than the payment of dividends permitted by Section 4.2(a) or any other action described in this Section 4, then, unless such action will not have a materially adverse effect upon the rights of the Holders, the number of shares of Common Stock or other stock for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

5.       NOTICES TO WARRANT HOLDERS

         5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in
Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 16.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

         5.2 Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), or (d) to effect any capital reorganization, or (e) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each holder of a Warrant in accordance with Section 16, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, as well as the record date for any vote on any such action and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number and kind of any other shares of stock which will constitute Warrant Stock, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

6.       NO IMPAIRMENT

                 The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                 Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                 From and after the date hereof, the Company shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, issued free of any lien arising through or under the issuer and not subject to preemptive rights.

                 Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

                 Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                 If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 8) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified; provided that the provisions of Section 8 shall govern with respect to the Company's obligation to effect the registration of its securities under the Securities Act.

8.       RESTRICTIONS ON TRANSFERABILITY

                 The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act and state law, with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

         8.1     Restrictive Legend.  (a)  Except as otherwise provided in this
Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Warrant dated as of March 31, 1992 originally issued by Specialty Equipment Companies, Inc. No transfer of the shares represented by this certificate shall be valid or effective until such conditions and any requirements of state law have been fulfilled. A copy of the form of said Warrant is on file with the Secretary of Specialty Equipment Companies, Inc. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

                 (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred in violation of such Act or state law, the rules and regulations thereunder or the provisions of this Warrant."

         8.2     Notice of Proposed Transfers; Requests for Registration.
Prior to any Transfer or attempted Transfer of any Warrants or any shares of Restricted Common Stock, the holder of such Warrants or Restricted Common Stock shall give ten days prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such Transfer, describing the manner and circumstances of the proposed Transfer, and shall obtain and deliver to the Company an opinion (addressed to the Company and upon which the Company may rely) from Cleary, Gottlieb, Steen & Hamilton or such other counsel to such holder who shall be reasonably satisfactory to the Company, that the proposed Transfer of such Warrants or such Restricted Common Stock may be effected without registration under the Securities Act. After receipt of the Transfer Notice and Opinion, the Company shall, within five days thereof, so notify the holder of such Warrants or such Restricted Common Stock and such holder shall thereupon be entitled to Transfer such Warrants or such Restricted Common Stock, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 8.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.1(b), unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act.

The holder of the Warrants or the Restricted Common Stock, as the case may be, giving the Transfer Notice shall not be entitled to transfer and shall not transfer such Warrants or such Restricted Common Stock until receipt of notice from the Company under this Section 8.2.

                 The holders of Warrants and Warrant Stock shall have the right to request registration of such Warrants and Warrant Stock pursuant to Sections
8.3 and 8.4.

         8.3 Required Registration. After receipt of a written request from the holders of Warrants and/or Warrant Stock representing at least an aggregate of fifty percent (50%) of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants and (ii) all shares of Warrant Stock then outstanding, requesting that the Company effect the registration of Warrants and Warrant Stock issuable upon the exercise of such holders' Warrants or of any of such holders' Warrant Stock under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall (i) promptly notify all holders of Warrants and Warrant Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 8.4, may elect (by written notice sent to the Company within ten Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its Warrants and shares of Warrant Stock included in such registration thereof pursuant to this Section 8.3; and (ii) as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all Warrants and shares of Warrant Stock which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Warrants and Warrant Stock so registered; provided, however, that the Company shall not be required to effect more than two registrations of any Warrants and Warrant Stock pursuant to this Section 8.3. No holder of Common Stock or of any other warrant, Convertible Securities or other right to purchase shares of Common Stock shall receive or be entitled to receive registration rights that are more favorable than the registration rights available to the Holder pursuant to the terms of this Section 8. Notwithstanding the other provisions of this Section 8.3, the Company shall not be required to cause a registration pursuant to this Section 8.3 to be declared effective within a one hundred and eighty (180) day period after the Effective Date of any other registration statement of the Company effected under this Section 8.3.

         8.4 Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") a Registration Statement under the Securities Act on any form

(other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all holders of Warrants or Warrant Stock at least sixty (60) days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of Warrants and shares of Warrant Stock, and the number of shares of Common Stock for which this Warrant is exercisable, as such holders may request. Nothing herein shall preclude the Company from discontinuing the registration of its securities being effected on its behalf at any time prior to the effective date of the registration relating thereto.

                 Each holder of any such Warrants or any such Warrant Stock desiring to have Warrants and Warrant Stock registered under this Section 8.4 shall advise the Company in writing within 30 days after the date of receipt of such offer from the Company, setting forth the amount of such Warrants and Warrant Stock for which registration is requested. The Company shall thereupon include in such filing the number of Warrants and Warrant Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such Warrants and shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the shares of Common Stock into which the Warrants are exercisable and the Warrants and Warrant Stock requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holder would materially and adversely affect the distribution of such securities by the Company or such demanding security holder, then all demanding security holders (other than any selling security holder who requested such registration and the Company (unless such Registration Statement was filed at the request of a demanding security holder)) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 8.6, all expenses of such registration shall be borne by the Company.

         8.5 Registration Procedures. If the Company is required by the provisions of this Section 8 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                 (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective;

                 (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of such securities;

                 (c) furnish to any selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                 (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request, and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                 (e) unless waived in writing by each Holder of a Warrant or Warrant Stock being included in such registration, use its best efforts to obtain from either a nationally recognized underwriter or investment banker or an underwriter or investment banker reasonably acceptable to such Holder a firm commitment (pursuant to an underwriting agreement in customary form) to underwrite the public offering of the securities covered by such Registration Statement;

                 (f) furnish, at the request of any holder requesting registration of Warrants and Warrant Stock pursuant to Section 8.3 or 8.4, on the date that such Warrants and shares of Warrant Stock are delivered to the underwriters for sale pursuant to such registration or, if such Warrant or Warrant Stock is not being sold through underwriters, on the date that the Registration Statement with respect to such Warrants and shares of Warrant Stock becomes effective (1) a copy of an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holders making such request, stating that such Registration Statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements and data contained therein), (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and
         (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the Registration Statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed or incorporated by reference as required; such counsel shall also confirm that he has no reason to believe that either the Registration Statement or the prospectus, or any amendment or supplement thereto (other than financial material and data as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holders making such request and, if such accountants refuse to deliver such letter to such holders, then to the Company with an acknowledgment that the selling shareholders are entitled to rely thereon, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to Warrants and Warrant Stock and the registration in respect of which such opinion is being given as the holders holding a majority of the Warrants and Warrant Stock so registered may reasonably request. Such letter from independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the holders holding a majority of the Warrants and Warrant Stock being so registered may reasonably request;

                 (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such registrable securities;

                 (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                 (i) give the holders of Warrants and the holders of Restricted Common Stock on whose behalf securities are to be so registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof and supplement thereto, and give each of them such access to its books and records and facilities, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders, such underwriters (or their counsel), such counsel or such accountants (or their counsel), to conduct a reasonable investigation within the meaning of the Securities Act.

                 It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 8 in respect of the securities which are to be registered at the request of any holder of Warrants or Warrant Stock that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         8.6 Expenses; Limitations on Registration. All expenses incurred in complying with Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD, printing expenses, fees and disbursements of counsel and auditors for the Company, the reasonable fees and expenses of one counsel for the selling security holders (selected by those holding a majority of the shares or Warrants being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 8.5(d), shall be paid by the Company, except that except as provided above with respect to expenses of complying with Section 8.5(d), the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such holder of Warrants or Warrant Stock.

         8.7 Indemnification. (a) In the event of any registration of any of the Warrants and Warrant Stock under the Securities Act pursuant to this
Section 8, the Company shall indemnify and hold harmless the holder of such Warrants and Warrant Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Warrants and Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such

Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance solely upon and in conformity with written information furnished to the Company by such holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

                 (b) Each holder of any Warrants and Warrant Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of such Warrants and Warrant Stock contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; provided, however, that such Holder's obligation under this Section 8.7(b) to indemnify and hold harmless the Company shall in no event exceed the damage attributable solely to the inclusion of such written information in such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities, and shall in no event exceed the proceeds received by such person from the proceeds of shares, Warrants or Warrant Stock sold pursuant to such Registration Statements.

                 (c) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 8 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         8.8 Termination of Restrictions. Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 8 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                 "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN SECTION 8 HEREOF TERMINATED ON ____________, 19 __, AND ARE OF NO FURTHER FORCE OR EFFECT."

All Warrants thereafter issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1(a).

         8.9 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be so listed during any such Exercise Period.

         8.10 Certain Limitations on Registration Rights. Notwithstanding the other provisions of Section 8:

                 (i) the Company shall not be obligated to register the Warrants and the Warrant Stock of any holder if (x) in the opinion of counsel to the Company reasonably satisfactory to the holder and its counsel (or, if the holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such holder's Warrants and Warrant Stock, in the manner proposed by such holder (or by such investment banking firm), may be effected without registering such Warrants and Warrant Stock under the Securities Act, and (y) the failure of the Company to register such Warrants and Warrant Stock will not result in a reduction in the net proceeds to be received by such holder in connection with such sale or other disposition; and

                 (ii) The Company shall not be obligated to register the Warrants and Warrant Stock of any holder pursuant to Section 8.3, if the Company has had a registration statement, under which such holder had a right to have its Warrants and Warrant Stock included pursuant to Sections 8.3 or 8.4, declared effective within one year prior to the date of the request pursuant to Section 8.3; provided, however, that if any holder elected to have its Warrants and Warrant
         Stock included under such registration statement but some or all of such Warrants and/or shares were excluded pursuant to the second to last sentence of Section 8.4, then such one-year period shall be reduced to six months.

         8.11 Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Warrants and Warrant Stock to be registered pursuant to Section 8.3 shall be selected by the holders of a majority of the shares being so registered (other than any Warrants and shares being registered pursuant to Section 8.4) and shall be reasonably acceptable to the Company.

9.       SUPPLYING INFORMATION

                 The Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

10.      LOSS OR MUTILATION

                 Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of theft or destruction) of indemnity reasonably satisfactory to it (it being understood that the written agreement of GE Capital shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder.

11.      WARRANT AGREEMENT

                 The Company agrees that it will, as promptly as possible after receipt of the written request of the holders of Warrants for the purchase of at least 25% of the shares of Warrant Stock at the time purchasable under all outstanding Warrants, execute and deliver a Warrant Agreement (hereinafter called the "Warrant Agreement") with a bank or trust company in New York, New York, authorized to exercise corporate trust powers (hereinafter called the "Warrant Agent") satisfactory to such holders, incorporating the terms and conditions of the Warrants and providing for the issuance under the Warrant Agreement of Warrants in readily marketable form (hereinafter called the "New Warrants") in exchange for Warrants in the form hereof. The Warrant Agreement shall be executed and delivered, and Warrants shall be so exchanged for New Warrants, upon the following terms:

                  A. The New Warrants shall be entitled to and subject to all the substantive provisions of the Warrants, and shall be issuable only (i) against surrender of Warrants permitting the purchase of an equal number of shares of Common Stock or (ii) in cases of transfer, division or combination of New Warrants or lost, mutilated or stolen New Warrants.

                 B. The Warrant Agreement shall contain appropriate provisions setting forth the substantive provisions of the Warrants and other provisions not inconsistent with the Warrants which are applicable to the issuance of public warrants under warrant agreements generally, except that in lieu of mailing notices to each holder of New Warrants as provided in Section 5, the Company shall mail such notices to Warrant Agent. The Warrant Agreement shall be in form satisfactory to the Company and such holders and its and their respective counsel.

                 C. Upon execution and delivery of the Warrant Agreement the Company will promptly send notice thereof to all holders of Warrants in the manner set forth herein, in order to advise all such holders of their right to surrender Warrants in exchange for New Warrants.

                 D. Upon surrender of any Warrants then outstanding, the Company will deliver to each holder of Warrants so surrendered, in exchange therefor, New Warrants permitting the purchase of a number of shares of Common Stock equal to that permitted to be purchased pursuant to the Warrants so surrendered.

                 E. The Warrant Agreement and all New Warrants issued thereunder and delivered as provided above shall, in the opinion of counsel for such holders, be duly authorized, executed and delivered by the Company and shall be valid and binding obligations of the Company complying with the provisions hereof, and the New Warrants shall, in the opinion of such counsel, be entitled to the benefits of the Warrant Agreement.

                 F. The Company will bear all expenses, including reasonable fees and expenses of counsel for such holders, in connection with the preparation, execution and delivery of the Warrant Agreement and New Warrants, including payment of all stamp and other taxes other than taxes imposed by reason of transfer of title.

12.      OFFICE OF THE COMPANY

                 As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. The Company shall notify each Holder in writing prior to any change of the address of the office at which the Warrants may be presented.

13.      FINANCIAL AND BUSINESS INFORMATION

         13.1 Information. Except during any period when the Company is a public company, it will deliver to each Holder, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, and after the end of each quarter and in any event within forty-five (45) days thereafter, one copy of an unaudited consolidated balance sheet, statement of income and statement of cash flow of the Company and its Subsidiaries as of the last day of and for such period and year to date setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by the Company in accordance with GAAP and shall be accompanied by the certification of the Company's chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and cash flow of the Company and its Subsidiaries as at the end of such period and for such year-to-date period, as the case may be.

                 For purposes of this Section 13, the term "Public Company" shall mean a company (i) that is subject to the reporting requirements of
Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

         13.2 Annual Information. (a) Except during any period when the Company is a Public Company (as hereinafter defined), it will deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, one copy of:

                 (i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

                 (ii) audited consolidated statements of income and retained earnings and cash flow of the Company and its Subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other firm of independent certified public accountants of recognized national standing selected by the Company.

                 In addition, and whether or not the Company is a Public Company, the Company shall deliver to each Holder as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter a report of such independent certified public accountants confirming, or describing the agreed upon procedures applied to the Company's schedules computing, any adjustment made pursuant to Section 4 during such year.

         13.3 Filings. The Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to each Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange
Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act, filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

14.      APPRAISAL

                 The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Majority Holders. If the investment banking firm selected by the Company is not acceptable to the Majority Holders and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant.

15.      LIMITATION OF LIABILITY

                 No provision hereof, in the absence of affirmative action by any Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of any Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

16.      MISCELLANEOUS

         16.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of any party shall operate as a waiver of such right or otherwise prejudice such party's rights, powers or remedies. If the Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, the Company shall pay to each Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by such Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

         16.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered (i) in person (including via courier, messenger or overnight delivery service) with receipt acknowledged, (ii) by facsimile transmission, with receipt electronically confirmed during normal business hours of recipient, and that is confirmed by sending, no later than one (1) Business Day following such transmission, a copy of such facsimile, by registered or certified mail, return receipt requested, postage prepaid, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 (a) If to any Holder or holder of Warrant Stock, at its last known address or facsimile transmission number appearing on the books of the Company maintained for such purpose, which for GE Capital Corporation initially shall be:

                          General Electric Capital Corporation
                          190 S. LaSalle Street
                          Suite 1200
                          Chicago, IL 60603
                          Attn:  Vice President Operations

                 (b)      If to the Company at

                          Specialty Equipment Companies, Inc.
                          1245 Corporate Blvd.,
                          Suite 401,
                          Aurora, Illinois 60504
                          Attention:  Chief Executive Officer

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged or sent by facsimile with receipt electronically confirmed during normal business hours of recipient. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to any person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         16.3    Indemnification.  In addition to the indemnities provided in
Section 8.7 (as to the subject matter of which the indemnifications, including limitations, therein, shall control), the Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees, agents, and attorneys, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against each Holder relating to or arising out of (i) each Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which each Holder is made a party in its capacity as a stockholder or warrant holder of the Company; provided, however, that the Company will not be liable hereunder to the extent that any liabilities, obligation, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court to have resulted from either
(i) each Holder's gross negligence or willful misconduct, or (ii) actions or omissions taken or not taken by each Holder in any capacity other than as a stockholder or warrant holder of the Company.

         16.4 Remedies. Each holder of Warrants or Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 8 of this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 8 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         16.5    Successors and Assigns.  Subject to the provisions of Sections
3.1 and 9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of each Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

         16.6 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

         16.7 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

         16.8 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         16.9 Governing Law; Waiver of Jury Trial; Venue. THE TERMS OF THIS WARRANT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (EXCLUSIVE OF ANY RULES AS TO CONFLICT OF LAWS) AND THE LAWS OF THE UNITED STATES APPLICABLE THEREIN. THE COMPANY AND EACH HOLDER HEREOF EACH WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES HEREUNDER, UNDER THE LOAN AGREEMENT OR UNDER THE OTHER LOAN DOCUMENTS OR RELATING TO EACH OF THE FOREGOING. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN COOK COUNTY, ILLINOIS, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS PROVIDED IN
SECTION 16.2 ABOVE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE
(3) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE UNITED STATES MAILS, POSTAGE PREPAID. NOTWITHSTANDING THE FOREGOING, THE COMPANY HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM AS THE COMPANY'S AGENT FOR THE PURPOSE OF ACCEPTING THE SERVICE OF ANY PROCESS WITHIN THE STATE OF ILLINOIS. THE COMPANY WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                 IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Issued on March 31, 1992

Reregistered as of this 27th day of December, 1996


                            Specialty Equipment Companies, Inc.

                            By:    William E. Dotterweich
                                  -----------------------------
                            Name:  William E. Dotterweich
                            Title:  Chief Executive Officer


Attest:

       Donald K. McKay
--------------------------
Name:  Donald K. McKay
Title:  Secretary

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]


                 The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of _________ Shares of Common Stock of _________________ and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is _____________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                         _______________________________________
                                           (Name of Registered Owner)



                                         _______________________________________
                                           (Signature of Registered Owner)


                                         _______________________________________
                                           (Street Address)


                                         _______________________________________
                                           (City)  (State) (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under such Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee               No. of Shares of Common Stock





and does hereby irrevocably constitute and appoint ____________ attorney-in-fact to register such transfer on the books of _______________ maintained for the purpose, with full power of substitution in the premises.

Dated:__________________          Print Name:__________________________

                                  Signature:___________________________

                                  Witness:_____________________________


NOTICE: The signature on this assignment must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.